UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2013 (September 9, 2013)

UNI CORE HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1207-1208 Bank of America Tower 12 Harcourt Road, Central, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011-852-2827-6898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On August 1, 2013 the registrant’s Chief Financial Officer and Secretary, Mr. Thomas Lee, and one of the registrant’s directors, Mr. Chia Hsun Wu, resigned.  Neither Mr. Lee nor Mr. Wu have reported any disagreement with the Company as a reason for his resignation.

On August 1, 2013 the registrant’s Board of Directors appointed Mr. I Hsiu Peng as a director of the registrant to fill the vacancy created by the resignation of Mr. Wu.  Additionally, Mr. Peng was appointed by the registrant’s Board of Directors to act as the registrant’s Chief Executive Officer and Mr. Yi Sun Liu was appointed by the registrant’s Board of Directors to act as the registrant’s Chief Financial Officer and Secretary.

Mr. Peng graduated from Chinese Culture University with a Master of Business Administration.  Mr. Peng is currently the founder and Managing Director of both Uwin Venture Investment Co. Ltd. and Wonderful Bio-Tec Co. Ltd.  Prior to starting his own business, Mr. Peng had served various executive positions, including Director of Fast Technologies Inc. and Managing Director of Yi-Cheng Preparatory Institute.

Mr. Liu has over 15 years’ experience in various industries, including investment, transportation services, banking and technology. Prior to being appointed as CFO of UCHC, Mr. Liu held various senior management positions with various companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 6, 2013

UNI CORE HOLDINGS CORPORATION

By:

/I Hsiu Peng/

I Hsiu Peng, Chief Executive Officer

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